          As filed with the Securities and Exchange Commission on May 25, 1995
                                             Registration No. 33-___________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                        ANCHOR PACIFIC UNDERWRITERS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)
       DELAWARE                                94-1687187
(STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                1800 SUTTER STREET, SUITE 400, CONCORD, CA  94520
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
                    ________________________________________

            ANCHOR PACIFIC UNDERWRITERS, INC. 1994 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)
                    ________________________________________

                          THE CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 _______________

                                 (800) 677-3394
(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                     Proposed Maximum    Proposed Maximum
            Title of Securities       Amount to          Offering           Aggregate           Amount of
              to be Registered      be Registered    Price per Share       Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.02 par              700,000 (1)        $2.25 (2)        $1,575,000 (2)             $543.11
   value
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

1 Issuable upon exercise of options to be granted under the Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on May 19, 1995 pursuant to Rule 457(h).


                     The Exhibit Index is located at page 9.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                     PART II
ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed or to be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the `Exchange Act');

     b. The Company's Current Report on Form 8-K dated January 6, 1995, filed pursuant to Section 13(a) of the Exchange Act;

     c. The Company's Amendment No. 1 to the Current Report on Form 8-K dated March 22, 1995, filed pursuant to Section 13(a) of the Exchange Act; and

     d. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 filed pursuant to Section 13(a) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

ITEM 4.   DESCRIPTION OF SECURITIES

     The stock of the Company being registered is 700,000 shares of Common Stock, $.02 par value per share, of which the Company is authorized to issue 8,000,000 shares. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of shareholders, including elections of directors; provided, however, that if the Company is subject to Section 2115 of the California Corporations Code, shareholders will be entitled to cumulative voting in each election of directors if certain conditions described in Section 708 of the California Corporations Code are satisfied. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate. Holders of Common Stock have no preemptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to shares of Common Stock.

     The Company is also authorized to issue 500,000 shares of preferred stock. The Board of Directors of the Company has the authority, without further action of the existing holders of Common Stock, to fix the rights, preferences, privileges and restrictions on any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any such series. No shares of preferred stock are currently outstanding. Subject to preferences that may be applicable to any shares of any preferred stock outstanding at that time, holders of Common Stock of the Company are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after the payment of all liabilities.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware and California General Corporation Law provide for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Restated Certificate of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     4.1  Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan

     4.2  Form of Nonstatutory Stock Option Agreement under 1994 Plan

     4.3  Form of Incentive Stock Option Agreement under 1994 Plan

     4.4 Form of Nonstatutory Stock Option Agreement for Outside Directors under 1994 Plan

     4.5 Restated Certificate of Incorporation (incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on March 24, 1995)

     4.6 Bylaws (incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on March 24, 1995)

     5    Opinion of Counsel; Bronson, Bronson & McKinnon

     23.1 Consent of Ernst & Young LLP, Independent Auditors

     23.2 Consent of Hirose, Oto & Bailey Accountants Inc., Independent Auditors

     23.3 Consent of Counsel (See Exhibit 5)

     24   Power of Attorney (see signature pages)

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Concord, California, on this 22nd day of May, 1995.


                              ANCHOR PACIFIC UNDERWRITERS, INC.



                              By /s/ James R. Dunathan
                                -------------------------------
                                James R. Dunathan
                                President and
                                Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints James R. Dunathan and Earl Wiklund and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign registration statements pursuant to the Securities Act of 1933, as amended, relating to the registration of shares of Common Stock of Anchor Pacific Underwriters, Inc. to be offered pursuant to the Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan, and to sign any and all amendments (including post-effective amendments and amendments thereto) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                        DATE
---------                     -----                        ----


/s/ James R. Dunathan         President,               May 22, 1995
--------------------------    Chief Executive
James R. Dunathan             Officer and Director



/s/ Earl Wiklund              Chief Operating          May 22, 1995
--------------------------    Officer, Chief
Earl Wiklund                  Financial Officer,
                              Secretary and Director



/s/ Donald H. Cameron         Director                 May 22, 1995
--------------------------
Donald H. Cameron



/s/ Audie J. Dudum            Director                 May 22, 1995
--------------------------
Audie J. Dudum



/s/ Steven A. Gonsalves       Director                 May 22, 1995
--------------------------
Steven A. Gonsalves



/s/ R. William MacCullough    Director                 May 22, 1995
--------------------------
R. William MacCullough



/s/ Donald B. Putnam          Director                 May 22, 1995
--------------------------
Donald B. Putnam


/s/ Michael R. Sanford        Director                 May 22, 1995
--------------------------
Michael R. Sanford

SIGNATURE                     TITLE                         DATE


/s/ Richard L. Taylor         Director                 May 22, 1995
--------------------------
Richard L. Taylor



/s/ James P. Wieking          Director                 May 22, 1995
--------------------------
James P. Wieking

                                  EXHIBIT INDEX

Exhibit
  No.                             Exhibit Name
-------                           ------------

4.1  Anchor Pacific Underwriters, Inc. 1994 Stock
     Option Plan

4.2 Form of Nonstatutory Stock Option Agreement under 1994 Plan

4.3 Form of Incentive Stock Option Agreement under 1994 Plan

4.4 Form of Nonstatutory Stock Option Agreement for Outside Directors under 1994 Plan

4.5 Restated Certificate of Incorporation (incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on March 24,
     1995)

4.6 Bylaws (incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on March 24, 1995)

5    Opinion of Counsel; Bronson, Bronson & McKinnon

23.1 Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Hirose, Oto & Bailey Accountants Inc., Independent Auditors

23.3 Consent of Counsel (See Exhibit 5)

24   Power of Attorney (see signature pages)